       As filed with the Securities and Exchange Commission on May 7, 1996
                                                            File No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                                O'CHARLEY'S INC.
             (Exact name of registrant as specified in its charter)

           TENNESSEE                                       62-1192475
(State or other jurisdiction of                  (I.R.S. employer identification
incorporation or organization)                               number)

                  3038 SIDCO DRIVE, NASHVILLE, TENNESSEE 37204
                                 (615) 256-8500
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                GREGORY L. BURNS
                           CHIEF EXECUTIVE OFFICER AND
                             CHIEF FINANCIAL OFFICER
                  3038 SIDCO DRIVE, NASHVILLE, TENNESSEE 37204
                                 (615) 256-8500
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:

                                J. PAGE DAVIDSON
                             BASS, BERRY & SIMS PLC
                              FIRST AMERICAN CENTER
                           NASHVILLE, TENNESSEE 37238
                                 (615) 742-6200

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /______________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. / /______________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                               -------------------

                                             CALCULATION OF REGISTRATION FEE
=========================================================================================================================
Title of Each Class of Securities  Amount to be  Proposed Maximum Offering  Proposed Maximum Aggregate      Amount of
         to be Registered           Registered      Price per Share (1)         Offering Price (1)      Registration Fee
- -------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value           240,000               $15.00                   $3,600,000               $1,242
=========================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low sales prices of the Company's Common Stock on May 3, 1996, as reported by The Nasdaq Stock Market's National Market.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                 240,000 SHARES

                                O'CHARLEY'S INC.

                                  COMMON STOCK

                                   ----------


         All of the 240,000 shares (the "Shares") of Common Stock, no par value per share (the "Common Stock"), of O'Charley's Inc. (the "Company") offered hereby are being offered by certain shareholders of the Company (the "Selling Shareholders"). See "Selling Shareholders." The Company will not receive any proceeds from the sale of the Common Stock offered hereby.

         The Shares may be sold from time to time in brokerage transactions at prevailing market prices through J.C. Bradford & Co. or others in privately negotiated transactions for the account of each of the Selling Shareholders or others at prices at or near the market price or in other privately negotiated transactions. See "Plan of Distribution."

         The Company has agreed to bear all expenses (other than selling commissions relating to the Shares) in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify the Selling Shareholders against certain liabilities and the Selling Shareholders have agreed to indemnify the Company against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution."

         The Common Stock is traded on The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "CHUX." The last reported sale price per share of the Common Stock on the Nasdaq National Market on May 3, 1996 was $15 1/8.

                           --------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized to give any information or to make any representations in connection with this offering other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer or solicitation.

                   The date of this Prospectus is May 7, 1996.

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C. a Registration Statement on Form S-3 under the Securities Act with respect to the Shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Certain items are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus concerning the provisions or contents of any contract or other document referred to herein are not necessarily complete. With respect to each such contract or agreement or document, reference is made to such document for a more complete description, and each such statement is deemed to be qualified in all respects by such reference.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files proxy statements, reports, and other information with the Commission. Such proxy statements, reports, and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. The Common Stock is listed on the Nasdaq National Market, and such proxy statements, reports, and other information may be inspected at the offices of the National Association of Securities Dealers, Inc., Corporate Financing Department, 9513 Key West Avenue, 3rd Floor, Rockville, Maryland 20850.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents or portions of documents filed by the Company with the Commission are hereby incorporated herein by reference:

                  (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

                  (ii) The Company's Current Report on Form 8-K, dated January 5, 1996, as amended on Form 8-K/A, dated March 19, 1996; and

                  (iii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering.

         All reports and other documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

         The Company undertakes to provide, without charge, to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any document incorporated by reference herein (not including exhibits to those documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Prospectus). Requests for such documents should be directed to A. Chad Fitzhugh, Secretary, O'Charley's Inc., 3038 Sidco Drive, Nashville, Tennessee 37204, telephone number (615) 256-8500.

                                   THE COMPANY

         The Company operates and franchises casual dining, full service restaurants under the O'Charley's name. The Company's strategy is to compete in both the casual adult and family dining market segments by featuring:

         - a broad menu selection, including prime rib, steaks, poultry, fresh seafood, salads, sandwiches and pasta, that is intended to appeal to a wide range of consumer tastes;

         - an emphasis on customer service that results from a comprehensive training program and close supervision of restaurant operations;

         - moderate, value-oriented menu pricing that is designed to attract customers of various income levels; and

         - high food quality that is consistently maintained through the operation of a centralized commissary that purchases, processes and distributes most food products used in the restaurants.

         At April 21, 1996, the Company operated 66 O'Charley's restaurants in Alabama, Florida, Georgia, Indiana, Kentucky, Mississippi, North Carolina, Ohio and Tennessee and had 1 franchised O'Charley's restaurant in South Carolina. The Company plans to expand in the near term primarily through the development of additional Company-owned restaurants, clustered in or near its existing markets and in selected metropolitan areas in the South and Midwest. Seven to nine additional O'Charley's restaurants are expected to open during the remainder of 1996.

         The Company's principal executive offices are located at 3038 Sidco Drive, Nashville, Tennessee 37204. The Company's telephone number at that address is (615) 256-8500.

                              SELLING SHAREHOLDERS


         The following table sets forth information provided to the Company by the Selling Shareholders with respect to the beneficial ownership of Common Stock by the Selling Shareholders as of April 25, 1996 and as adjusted to reflect the sale of the Shares offered hereby (assuming that all of the Shares offered hereby will be sold).


                                   Shares Beneficially                      Shares                  Shares Beneficially
                                          Owned                           to be sold                       Owned
                                  Prior to the Offering                 in the Offering              After the Offering
                          -------------------------------------         ---------------       --------------------------------
                              Number               Percent(1)                                    Number           Percent(1)
                          ---------------         -------------                               ------------       -------------
R. Wayne Browning            199,999                  2.6                   120,000              79,999              1.0


Mike Martin                  199,999                  2.6                   120,000              79,999              1.0

- ---------------

(1) Based on a total of 7,773,264 shares issued and outstanding on March 15, 1996.

     Each of the Selling Shareholders is a former shareholder of Shoex, Inc., a Tennessee corporation and former franchisee of the Company ("Shoex"). The Company obtained all of the outstanding shares of Shoex capital stock in January 1996 in connection with the merger of Shoex with and into the Company. The transaction was accounted for as a pooling of interests. In connection with the issuance of such Shares, the Selling Shareholders received the right to request the Company to register the Shares offered hereby. See "Plan of Distribution."
R. Wayne Browning, one of the Selling Shareholders, is an employee of the Company.

                              PLAN OF DISTRIBUTION


     The Shares may be sold from time to time in brokerage transactions at prevailing market prices through J.C. Bradford & Co. or others, in privately negotiated transactions for the account of each of the Selling Shareholders or others, at prices at or near the market price or in other privately negotiated transactions. Ordinary brokerage commissions will be paid in connection with brokerage transactions.

     In connection with the merger of Shoex with and into the Company, the Selling Shareholders received the right to request the registration of the Shares offered hereby pursuant to a Registration Rights Agreement, dated January 5, 1996 (the "Registration Rights Agreement"). The Company has agreed to pay the expenses of this offering, but the Selling Shareholders will be responsible for all brokerage commissions and any other selling commissions and stock transfer taxes, if any. Expenses to be paid by the Company are estimated to be $7,000. The Company has agreed to maintain the effectiveness of the Registration Statement covering the Shares for a period of 45 days following the date hereof.

     The Company has agreed to indemnify the Selling Shareholders, and the Selling Shareholders have agreed to indemnify the Company, against certain liabilities in connection with this offering, including liabilities under the Securities Act.

     The Selling Shareholders and any brokers or other persons who participate in the sale of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such brokers or other persons, and any profits on the resale of the Shares, may be deemed to be underwriting commissions or discounts.


                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Bass, Berry & Sims PLC, Nashville, Tennessee.


                                     EXPERTS

     The financial statements of O'Charley's Inc. as of December 31, 1995 and December 25, 1994, and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein by reference to the Company's Annual Report on Form 10-K in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

     The financial statements of Shoex, Inc. as of December 31, 1995 and December 25, 1994, and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein by reference to the Company's Current Report on Form 8-K/A, dated March 19, 1996, in reliance upon the report of KPMG Peat Marwick LLP, independent certified certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission registration fee........................................         $1,242
Legal fees and expenses....................................................................         $3,000
Blue Sky Fees and Expenses.................................................................         $  500
Accounting fees and expenses...............................................................         $1,500
Miscellaneous..............................................................................         $  758
                                                                                                    ------
Total......................................................................................         $7,000
                                                                                                    ======

     All of the above expenses except the Securities and Exchange Commission registration fee are estimated. All of the above expenses will be paid by the Company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith,
(ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation's best interest, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

     Article VIII of the Company's Restated Charter provides that, to the fullest extent permitted by the TBCA, as amended from time to time, directors shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, and that to the extent permitted by the TBCA, the liability of a director to the Company or its shareholders shall be further limited or eliminated. The Company's Amended and Restated By-laws provide that the Company shall indemnify from liability, and advance expenses to, each present or former director or officer of the Company to the fullest extent allowed under Tennessee law, as now or hereafter in effect.

     The Company has agreed to indemnify the Selling Shareholders, and the Selling Shareholders has agreed to indemnify the Company, for certain liabilities, including liabilities under the Securities Act pursuant to the Registration Rights Agreement.

     Directors' and officers' liability insurance has also been obtained by the Company, the effect of which is to indemnify the directors and officers of the Company against certain damages and expenses because of certain claims made against them caused by their negligent act, error or omission.

ITEM 16.  EXHIBITS.


      Exhibit
      Number                  Description
      ------                  -----------
        4.1       --    Restated Charter of the Company (incorporated by
                        reference to Exhibit 3.1 of the Company's Registration
                        Statement on Form S-1, Registration No. 33-35170).

        4.2       --    Amended and Restated By-laws of the Company
                        (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended
                        December 30, 1990).

        4.3       --    Form of Certificate for the Common Stock (incorporated
                        by reference to Exhibit 4.1 of the Company's
                        Registration Statement on Form S-1, Registration No.
                        33-35170).

         5        --    Opinion of Bass, Berry & Sims PLC.

       23.1       --    Consent of KPMG Peat Marwick LLP.

       23.2       --    Consent of Bass, Berry & Sims PLC (contained in Exhibit
                        5).

        24        --    Power of Attorney (included on page II-4).

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Nashville, State of Tennessee, on this 7th day of May, 1996.

                                 O'CHARLEY'S INC.

                                 By:   /s/ Gregory L. Burns
                                       -----------------------------------------
                                       Gregory L. Burns, Chief Executive Officer
                                       and Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory L. Burns and Charles F. McWhorter, Jr., jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                        Capacity                                Date
- -------------------------------------------         ------------------------------------         -----------------------


/s/ Gregory L. Burns                                Chief Executive Officer, Chief                     May 7, 1996
- -------------------------------------               Financial Officer, and Co-
Gregory L. Burns                                    Chairman of the Board



/s/ Charles F. McWhorter, Jr.                       President, Chief Operating                         May 7, 1996
- -------------------------------------               Officer and Co-Chairman of the
Charles F. McWhorter, Jr.                           Board



/s/ John W. Stokes, Jr.                             Director                                           May 7, 1996
- -------------------------------------
John W. Stokes, Jr.


/s/ Richard Reiss, Jr.                              Director                                           May 7, 1996
- -------------------------------------
Richard Reiss, Jr.


/s/ G. Nicholas Spiva                               Director                                           May 7, 1996
- -------------------------------------
G. Nicholas Spiva


/s/ H. Steve Tidwell                                Director                                           May 7, 1996
- -------------------------------------
H. Steve Tidwell

                 Signature                                        Capacity                                Date
- -------------------------------------------         ------------------------------------         -----------------------
/s/ C. Warren Neel
- -------------------------------------
C. Warren Neel                                      Director                                           May 7, 1996


/s/ Samuel H. Howard                                Director                                           May 7, 1996
- -------------------------------------
Samuel H. Howard

                                INDEX TO EXHIBITS



      Exhibit                                                                                       Sequentially
        No.          Description                                                                      Numbered
                                                                                                        Page
===================  ==============================================================================================
        4.1          Restated Charter of the Company (incorporated by reference to Exhibit
                     3.1 of the Company's Registration Statement on Form S-1, Registration
                     No. 33-35170).

        4.2          Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K
                     for the year ended December 30, 1990).

        4.3          Form of Certificate for the Common Stock (incorporated by reference to
                     Exhibit 4.1 of the Company's Registration Statement on Form S-1,
                     Registration No. 33-35170).

         5           Opinion of Bass, Berry & Sims PLC.

       23.1          Consent of KPMG Peat Marwick LLP.

       23.2          Consent of Bass, Berry & Sims PLC (contained in Exhibit 5).

        24           Power of Attorney (included on page II-4).